                                                                    Exhibit 23.7

                    [LETTERHEAD OF PINNACLE PARTNERS, INC.]


PERSONAL AND CONFIDENTIAL



April 11, 2001



Board of Directors
VitalCom Inc.
15222 Del Amo Avenue
Tustin, California  92780

Dear Ladies and Gentlemen:

We hereby consent to the inclusion of our fairness opinion letter dated March 12, 2001, in the proxy statement/prospectus to be filed by VitalCom Inc. in connection with the matters set forth in the fairness opinion letter.

Very truly yours,

/s/Marc A. Cabrera

Marc A. Cabrera
Managing Director